Exhibit A
                                 PROMISSORY NOTE
                                 ---------------

$30,000,000.00                                                    April 11, 1997
                                                                Phoenix, Arizona

                  FOR VALUE RECEIVED, CONTINENTAL HOMES HOLDING CORP., a Delaware corporation ("Maker"), hereby promises and agrees to pay to the order of GUARANTY FEDERAL BANK, FSB ("Payee"), the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) in lawful money of the United States of America, or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made to Maker by the Payee pursuant to the Credit Agreement hereinafter referenced. Such payment shall be made on the Facility Termination Date, as defined in the Credit Agreement.

                  Maker shall pay interest from the date hereof on the unpaid principal amount of this Note from time to time outstanding during the period from the date hereof until such principal amount is paid in full at the rates, determined in the manner, and on the dates or occurrences specified in the Credit Agreement (as hereinafter defined).

                  This promissory note is one of the Notes referred to in the Credit Agreement dated as of June 27, 1996, among Maker, Bank One, Arizona, NA, as Agent, and the Banks named therein, and that First Modification Agreement of even date herewith (as the same may be amended, modified, replaced, or renewed from time to time, the "Credit Agreement") and is entitled to the benefits of the Credit Agreement and the Loan Documents. Capitalized terms used in this Note without definition shall have the same meanings as are ascribed to such terms in the Credit Agreement.

                  Both principal and interest are payable to the Agent for the account of Payee pursuant to the terms of the Credit Agreement. All Advances made by Payee pursuant to the Credit Agreement and all payments of the principal amount of such Advances, shall be endorsed by the holder of this Note on the schedule attached hereto. Failure to record such Advances or payment shall not diminish any rights of Payee or relieve Maker of any liability hereunder or under the Credit Agreement. This Note is subject to prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

                  This Note may not be modified or discharged orally, by course of dealing or otherwise, but only by a writing duly executed by the holder hereof.

                  In the event that any action, suit or proceeding is brought by the holder hereof to collect this Note, Maker agrees to pay and shall be liable for all costs and expenses of collection, including without limitation, reasonable attorneys' fees and disbursements.

                  Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and rights thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

                  In addition, each Surety waives and agrees not to assert: (a) any right to require the holder hereof to proceed against any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to the holder hereof, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshaling; (d) notice of the existence, creation or incurring of new or additional indebtedness of any Maker to the holder hereof;
(e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of any Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of the holder hereof to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of this Note and the holder hereof has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which the holder hereof now has, or may hereafter have, against Maker or any other

Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by the holder hereof.

                  Maker agrees that to the extent any Surety makes any payment to the holder hereof in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the holder hereof, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  This Note has been delivered in the City of Phoenix and State of Arizona, and shall be enforced under and governed by the laws of the State of Arizona applicable to contracts made and to be performed entirely within said state, without references to any choice or conflicts of law principles.


                                        CONTINENTAL   HOMES  HOLDING   CORP.,  a
                                        Delaware corporation



                                        By: /s/Donald R. Loback
                                           -------------------------------------
                                        Name:    Donald R. Loback
                                        Title:   Chief Executive Officer

April 11, 1997
Bank One, Arizona, NA,
in its capacity as Agent
and in its individual capacity
Western Region Real Estate
241 North Central Avenue
Phoenix, Arizona 85004
Attention:  Rhonda R. Williams, Vice President

Norwest Bank Arizona, NA
3300 North Central Avenue, MS-9008
Phoenix, Arizona 85012-2501
Attention:  Vicki Slade, Vice President

The First National Bank of Boston
115 Perimeter Center Place, N.E., Suite. 1500
Atlanta, Georgia 30346
Attention:  Nick Whiting, Vice President

Guaranty Federal Bank, FSB

         Re: Unsecured Revolving Line of Credit in the amount of $140,000,000.00 ("Loan") made by Bank One, Arizona, NA, a national banking association, Norwest Bank Arizona, NA, The First National Bank of Boston, and Guaranty Federal Bank, FSB (collectively, the "Banks"), to Continental Homes Holding Corp., a Delaware corporation ("Borrower"), and guaranteed by the guarantors listed on Schedule "1" hereto ("Guarantors"), with Bank One, Arizona, NA acting as agent for the Banks ("Agent")

Ladies & Gentlemen:

         I am general counsel of Borrower and Guarantors. Each capitalized term used and not otherwise defined in this letter shall have the meaning ascribed to such term in the documents listed on Schedule 2 attached hereto (collectively, the "Documents"). In addition, as used in this letter, the phrase "consummation of the modification", means the closing of the loan modification contemplated in the Modification Agreement and the performance of the obligations to be performed by Borrower and Guarantors prior to the closing of the loan modification but does not include performance of obligations or compliance with terms and conditions of the Documents after the closing of the loan modification.

         For purposes of this letter, I have examined such questions of law and fact and such documentation as I have determined to be necessary or appropriate.

         Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth below, it is my opinion that:

         1. Borrower has the requisite corporate power and corporate authority to carry out the terms and conditions applicable to it under the Documents. The execution, delivery and performance of the Documents by Borrower has been duly authorized by all requisite corporate action on the part of Borrower and the consent or approval of shareholders of Borrower is not required. The Documents have been duly executed and delivered on behalf of Borrower.

         2. Each Guarantor has the requisite corporate power and corporate authority to carry out the terms and conditions applicable to it under the Documents. The execution, delivery, and performance of the Documents by each Guarantor has been duly authorized by all requisite corporate action on the part of each such Guarantor and the consent or approval of shareholders of such Guarantor is not required. The Documents have been duly executed and delivered on behalf of each such Guarantor.

         3. The execution and delivery of the Documents and consummation of the modification by Borrower will not conflict with, or result in violation of, any applicable law, ordinance, regulation or rule (federal, state or local) affecting Borrower of which I am aware, except for such conflicts or violations which would not be reasonably likely to result in a Material Adverse Effect. By the foregoing opinion, I do not intend to express, and you agree that I do not express, any opinion concerning any securities law, regulation or rule or any law, regulation, or rule regulating the making of secured loans by banks or non-banking subsidiaries of bank holding companies.

         4. The execution and delivery of the Documents and consummation of the modification by each Guarantor will not conflict with, or result in a violation of, any applicable law, ordinance, regulation or rule (federal, state or local) affecting any Guarantor of which I am aware, except for such conflicts or violations which would not be reasonably likely to result in a Material Adverse Effect. By the foregoing opinion, I do not intend to express, and you agree that I do not express, any opinion concerning any securities law, regulation, or rule or any law, regulation, or rule regulating the making of secured loans by banks or non-banking subsidiaries of bank holding companies.

         5. No consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by Borrower of the Documents and the consummation of the modification, other than those which have been obtained prior to the consummation of the modification.

         6. No consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by any Guarantor of the Documents and the consummation of the modification other than those which have been obtained prior to the consummation of the modification.

         7. The execution and delivery of the Documents and consummation of the modification by Borrower will not conflict with or result in a violation of the Articles of Incorporation and Bylaws of Borrower.

         8. The execution and delivery of the Documents and consummation of the modification by each Guarantor will not conflict with or result in a violation of the Articles of Incorporation and Bylaws of any such Guarantor.

         9. The Documents constitute legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower.

         10. The Documents constitutes legal, valid, and binding obligations of each Guarantor, enforceable in accordance with their terms against each Guarantor.

         11. The execution and delivery of the Documents and consummation of the modification by Borrower will not conflict with, or result in a violation of, any such judgments, orders, or decrees of any arbitrator, other private adjudicator, court, or governmental authority (federal, state, or local) to which Borrower is a party or by which Borrower or the property of Borrower is bound, except for such conflicts or violations which, in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

         12. The execution and delivery of the Documents by each Guarantor and consummation of the modification by each Guarantor will not conflict with, or result in a violation of, any such judgments, orders, or decrees of any arbitrator, other private adjudicator, court, or governmental authority (federal, state, or local) to which any such Guarantor is a party or by which such Guarantor or the property of such Guarantor is bound, except for such conflicts or violations which, in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

         13. The execution and delivery of the Documents and consummation of the modification by Borrower will not conflict with, or result in a violation of, any contract, or any other agreement to which Borrower is currently a party or by which it is currently bound (except for the Indenture, the Old Indenture and the Convertible Notes Indenture as to which I express no opinion).

         14. The execution and delivery of the Documents and consummation of the modification by each Guarantor will not conflict with, or result in a violation of, any contract, or any other agreement to which such Guarantor is currently a party or by which it is currently bound (except for the Indenture, the Old Indenture and the Convertible Notes Indenture as to which I express no opinion).

         15. I have no actual knowledge of any pending or overtly threatened litigation or other proceeding before any arbitrator, other private adjudicator, court, or governmental agency (federal, state or local) against Borrower which, in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

         16. I have no actual knowledge of any pending or overtly threatened litigation or other proceeding before any arbitrator, other private adjudicator, court, or governmental agency (federal, state or local) against any Guarantor which, in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

         In rendering the foregoing opinions I have assumed with your permission and without investigation:

                  (i) The genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;

                  (ii) The legal capacity of all natural persons executing the Documents;

                  (iii) The Documents accurately describe and contain your understanding, and there are no oral or written statements or agreements by you, that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Documents;

                  (iv) Borrower owns all property, interests in property, and rights purported to be owned by it;

                  (v) Each Bank is a national banking association or a federal savings bank validly existing under the law of the United States of America;

                  (vi) Agent and each Bank have the requisite corporate power and corporate authority to carry out the terms and conditions applicable to them under the Documents,

                  (vii) The execution, delivery and performance of the Documents by Agent and each Bank have been duly authorized by all requisite corporate action on their part; and

                  (viii) The Documents executed by any person or entity other than Borrower or Guarantors or containing obligations of any person or entity other than Borrower or Guarantors, are the legal, valid and binding obligations of such person or entity, enforceable in accordance with their terms against such person or entity.

         The   opinions   set  forth   above  are   subject  to  the   following
qualifications and limitations:

                  (a) The validity and  enforceability  of the  Documents may be subject to, or limited by, (i) any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or fraudulent transfer laws (including without limitation, Section 548 of the Federal Bankruptcy Code) or any other laws or judicial decisions affecting creditors' rights and remedies generally;
(ii) general principles of equity; (iii) forfeiture or similar laws (including court decisions) of the State of Arizona or of the United States; and (iv) the rights and remedies of the Pension Benefits Guaranty Corporation under the Employee

Retirement Income Security Act of 1974, or of the United States under the Federal Tax Lien Act of 1966.

                  (b) The enforceability of the Documents is further subject to the qualification that certain waivers, procedures, remedies and other provisions of the Documents may be unenforceable under, or limited by, the law of the State of Arizona. However, such limitations do not, in my opinion, interfere (i) with practical enforcement by you of the obligation of Borrower under the Documents to pay to you the principal amount of the Loan and interest thereon as provided in the Notes, or (ii) with practical enforcement by you of the obligation of each Guarantor under the Guaranty to pay to you the unpaid principal amount of the Loan and interest thereon as provided in the Notes upon failure by Borrower to pay such principal amount and interest when due, except
(A) with respect to (i) and (ii) for the economic consequences of any procedural delays that may result from such limitations, and (B) with respect to (ii), on the basis of events, actions, or circumstances that may occur or arise after consummation of the Loan, the law of guaranty and suretyship may prevent the enforcement of the Guaranty.

                  (c) I express no opinion with respect to your ability to enforce the Documents against Borrower or any Guarantor if the Loan fails to comply with any statutory, regulatory or other loan limits applicable to you, or if the Loan fails to comply with any other state or federal law (including court decisions), rule or regulation which prescribes permissible and lawful investments for you (either as to type, amount, percentage of total investments, or otherwise).

         I am qualified to practice law in the State of Arizona. The opinions expressed in this letter are based upon the presently effective laws of the State of Arizona only, and I assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise. I express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This opinion is rendered solely to you and solely in connection with the Loan and may not be relied upon by you or by any other person for any other purpose, provided, however, that this opinion may be relied upon by any person to which all or a part of the Loan, or a participation therein, may be transferred, provided that such reliance is only in connection with the Loan and that this opinion remains effective only as of the date hereof and will not be considered to be effective or restated as of any other date. This opinion is not to be referred to, or quoted, in any document, report, or financial statement or filed with, or delivered to, any governmental agency or other person or entity without my prior written consent, provided, however, this opinion may be delivered to your auditors, governmental regulators, transferees and participants of any person entitled to rely on this opinion.

                                        Very truly yours,

                                      /s/Timothy C. Westfall
                                      ----------------------

                                        Timothy C. Westfall

                                   SCHEDULE 1
                                   ----------

                                 ("Guarantors")



                 Acheter, Inc.
                 CH Mortgage Company
                 CHI Construction Company
                 CHI Finance Corp.
                 Continental Homes, Inc.
                 Continental Homes of Florida, Inc.
                 Continental Homes of Texas, Inc.
                 Continental Ranch, Inc., formerly known as Rancho Carillo, Inc. KDB Homes, Inc.
                 L & W Investments Inc.
                 Milburn Investments, Inc.
                 Miltex Management, Inc.
                 Miltex Mortgage of Texas Limited Partnership
                 R.O.S. Corporation
                 Settlement Corporation
                 Travis County Title Company

                                   SCHEDULE 2
                                   ----------

                                List of Documents


I. First Modification Agreement, dated April 11, 1997, between Borrower, Banks and Agent, with Consent and Agreement of Guarantors, dated April 11, 1997, by Guarantors for the benefit of Banks and Agent ("Modification Agreement").

II. Promissory Note, dated April 11, 1997, in the principal amount of $30,000,000 executed by Borrower payable to Guaranty Federal Bank, FSB.

III. Letter Agreement dated April 11, 1997 between Borrower and Bank One, Arizona, NA.

     (The documents identified above are hereinafter collectively referred to as the "Documents".)